UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in charter)

Nevada	0-51203	98-0425310
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, AB	T2M 3Y7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 313-8985

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 5.02 ELECTION OF DIRECTOR

On September 18, 2006 Dan Hunter was appointed to the Company's Board of Directors to hold office until the next annual meeting of shareholders. Mr. Hunter has been actively involved in both financing and building private and public companies for more than 25 years. He spent the first 20 years of his professional career as a securities broker specializing in structured financings for junior and intermediate sized mining companies. At the time of his decision to retire from the securities industry in 1998, Mr. Hunter was a founding partner and securities broker with Canaccord Capital, Canada's largest independent brokerage firm. Since 1998, Mr. Hunter has served as the CEO and Director of Encore Clean Energy, Inc. as well as its predecessor companies and subsidiary company Ignite Communications. Since March of 2005, he has served as a Director, past CEO and current COO of Colombia Goldfields Ltd, a public company actively exploring for gold and consolidating a known gold deposit in the Republic of Colombia, South America.

There are no family relationships among the Company's directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GONDWANA ENERGY, LTD.

Signature	Title	Date

/s/ ARNE RAABE Arne Raabe	President, Chief Financial Officer, and Director	September 18, 2006